UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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Item 2.02

Results of Operations and Financial Condition.

On May 9, 2008, Visiphor Corporation (the “Company”) issued a press release providing guidance regarding its financial results for the first quarter ended on March 31, 2008. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K, as well as Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release dated May 9, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIPHOR CORPORATION

Date: May 15, 2008

By:

/s/ Sunil Amin

Sunil Amin

Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

a.1

Press Release dated May 9, 2008

EXHIBIT 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

VISIPHOR RELEASES Q1-2008 GUIDANCE

VANCOUVER, CANADA, May 9, 2008 – Visiphor Corporation (“Visiphor” or the “Company”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) provided today, guidance for its results for the first quarter of 2008. The first quarter results on EDGAR and SEDAR are expected to be released on May 14, 2008.

The company estimates that its revenues for the first quarter of 2008 will be approximately $1.5 million.  Expenses are expected to be approximately $1.7 million for the quarter ended March 31, 2008. Net loss for the first quarter is expected to be approximately $200,000. EBITDA income is expected to be approximately $30,000. This expected positive EBITDA, may represent the Company’s highest EBITDA to date and may be the Company first positive EBITDA to date.

Estimated Results

	March 31, 2008 (estimated)	March 31, 2007 (actual rounded)
Revenue	$ 1,500,000	$ 1,280,000
Expenses	$ 1,700,000	$ 1,960,000
Net Loss	$ (200,000)	$ (680,000)
EBITDA*	$ 30,000	$ (450,000)

Visiphor CEO Roy Trivett states, “We have worked hard to get our financial performance on a positive track and the success of our efforts is clearly illustrated by these guidance numbers. A renewed focus on product sales will be further supported by our recent funding that is targeted at product development and enhancement. We have ramped up our sales force to support new initiatives in the US and Canadian justice and health care sectors. This is an incredibly exciting time for Visiphor.”

The Company recommends that the full details of Visiphor’s financial results be read in conjunction with this news release. These results will be available by reviewing the Company’s 2008 Form 10Q which will be filed on both the SEDAR and EDGAR systems.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The company’s solutions focus on disparate process and data management problems that exist in government, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (SOA), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

The company’s flagship product, referred to as the Briyante Integration Environment (BIE), has a production-proven ability to reduce the time, complexity, and risk associated with defining, implementing, and supporting integrated access to physically and technologically disparate computers and datasets. The broad ranging applicability of BIE into a variety of areas (e.g. health care, financial services, government services, telecommunications, etc.) has been clearly demonstrated by highly successful deployments in the United States and Canada. Visiphor systems are utilized in Canada, the United Kingdom, United States, Mexico and the Far East. The company is a Microsoft Gold Certified Partner. For information about Visiphor or the company’s products and services, please refer to www.visiphor.com.

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ON BEHALF OF THE BOARD OF DIRECTORS

“Oliver ‘Buck’ Revell”
Chairman, Visiphor Corporation

Media and Investor Inquiries:

Roy Trivett - CEO

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 234

E-mail: roy.trivett@visiphor.com

* - EBITDA is a non-GAAP measure that does not have a standardized meaning and may not be comparable to similar measures disclosed by other issuers. This measure does not have a comparable US GAAP measure. Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization is calculated as Income (Loss) from operations less depreciation, amortization, interest income and tax provision.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.